EXHIBIT 21

AVON PRODUCTS, INC. AND SUBSIDIARIES

The following list includes companies that were owned directly or indirectly by Avon Products, Inc., a New York corporation, as of December 31, 2008. The list includes all subsidiaries.

Subsidiary	Jurisdiction of Incorporation or Organization
Avon Cosmetics Albania Sh.p.k.	Albania
Cosmeticos Avon Sociedad Anonima Comercial E Industrial (Cosméticos Avon S.A.C.I.)	Argentina
Avon Cosmetics Aust. Pty. Limited	Australia
Avon Products Pty. Limited	Australia
Avon Cosmetics Vertriebsgesellschaft m.b.h.	Austria
Arlington Limited	Bermuda
Avon Holdings Ltd.	Bermuda
Avon International (Bermuda) Ltd.	Bermuda
Stratford Insurance Company, Ltd.	Bermuda
Productos Avon (Bolivia) Ltda.	Bolivia
Avon Cosmetics BiH d.o.o. Sarajevo	Bosnia & Herzegovina
Avon Cosméticos Ltda.	Brazil
Avon Industrial Ltda.	Brazil
Avonprev - Sociedade De Previdência Privada	Brazil
Núcleo De Atualizacão Tecnológica Avon Ltda.	Brazil
Viva Brazil Gestao de Bens Ltda	Brazil
Avon Cosmetics Bulgaria EOOD	Bulgaria
Avon Canada, Inc.	Canada
AIH Holdings Company	Cayman Islands
Avon Colombia Holdings I	Cayman Islands
Avon Colombia Holdings II	Cayman Islands
Avon CV Holdings Company	Cayman Islands
Avon Egypt Holdings I	Cayman Islands
Avon Egypt Holdings II	Cayman Islands
Avon Egypt Holdings III	Cayman Islands
Avon International Holdings Company	Cayman Islands
Viva Cayman Company	Cayman Islands
Cosmeticos Avon S.A.	Chile
Avon Healthcare Products Manufacturing (Guangzhou) Limited	China
Avon Management (Shanghai) Company Limited	China
Avon Manufacturing (Guangzhou) Ltd.	China
Avon Products (China) Co, Ltd	China
Avon Colombia Ltda.	Colombia
Avon Kosmetika d.o.o. Zagreb	Croatia
Avon Cosmetics, spol. s r.o.	Czech Republic
AIO Asia Holdings, Inc.	Delaware
Avon (Windsor) Limited	Delaware
Avon Aliada LLC	Delaware
Avon Capital Corporation	Delaware
Avon Component Manufacturing, Inc.	Delaware
Avon Holdings LLC	Delaware
Avon International Operations, Inc.	Delaware
Avon Land Development Corp.	Delaware
Avon Pacific, Inc.	Delaware
Avon-Lomalinda, Inc.	Delaware
Manila Manufacturing Company	Delaware
Retirement Inns of America, Inc.	Delaware
Surrey Leasing, Limited	Delaware

Viva Panama Holdings LLC	Delaware
Productos Avon S.A.	Dominican Republic
Productos Avon Ecuador S.A.	Ecuador
Avon Cosmetics Egypt S.A.E.	Egypt
Productos Avon, S.A.	El Salvador
Avon Cosmetics Export Limited	England and Wales
Avon Cosmetics Ireland Limited	England and Wales
Avon Cosmetics Limited	England and Wales
Avon European Financial Services Limited	England and Wales
Avon European Holdings Limited	England and Wales
Avon Fashions (UK) Limited	England and Wales
Avon UK Holdings Limited	England and Wales
Avon Eesti OÜ	Estonia
Avon Cosmetics Finland Oy	Finland
Avon S.A.S.	France
Avon Cosmetics Georgia LLC	Georgia
Avon Cosmetics GmbH	Germany
Avon Germany Holding und Verwaltungsgesellschaft mbH	Germany
Avon Germany Holdings GmbH & Co KG	Germany
Avon Cosmetics (Greece) MEPE	Greece
Avonexport Limitada	Guatemala
Productos Avon de Guatemala, S.A.	Guatemala
Productos Avon, S.A. de C.V.	Honduras
Avon Cosmetics (FEBO) Ltd.	Hong Kong
Avon Cosmetics Hungary Kozmetikai Cikk Kereskedelmi Kft.	Hungary
Avon Holdings Vagyonkezelo Kft	Hungary
Avon Service Center, Inc.	Illinois
Avon Beauty Products India Pvt. Ltd.	India
PT Avon Indonesia	Indonesia
Albee Dublin Finance Company	Ireland
Avon Limited	Ireland
Avon Cosmetics s.r.l. a Socio Unico	Italy
Avon Products Co., Ltd.	Japan
Live & Life Company Limited	Japan
LLP Avon Cosmetics (Kazakhstan) Limited	Kazakhstan
Avon Cosmetics LLC	Kyrgyzstan
Avon Cosmetics SIA	Latvia
Avon Cosmetics UAB	Lithuania
Avon Luxembourg Holdings S.À.R.L.	Luxembourg
Avon Cosmetics DOOEL – Skopje	Macedonia
Avon Cosmetics (Malaysia) Sdn Bhd	Malaysia
Maximin Corporation Sdn Bhd	Malaysia
Avon Asia Holdings Company	Mauritius
Avon Cosmetics Manufacturing S. de R.L. de C.V.	Mexico
Avon Cosmetics, S. De R.L. De C.V.	Mexico
Avonova, S.A. De C.V.	Mexico
M.I. Holdings, Inc.	Missouri
Avon Cosmetics (Moldova) S.R.L.	Moldova
Avon Cosmetics Montenegro d.o.o. Podgorica	Montenegro
Avon Beauty Products, SARL	Morocco
AI Netherlands Holdings Company C.V.	Netherlands
Avon International (NL) C.V.	Netherlands
Avon Netherlands Holdings B.V.	Netherlands
Avon Netherlands Holdings II B.V.	Netherlands
Beauty Products Holding Netherlands B.V.	Netherlands
Viva Netherlands Holdings B.V.	Netherlands
Avon Americas, Ltd.	New York
Avon Overseas Capital Corporation	New York

California Perfume Company, Inc.	New York
Surrey Products, Inc.	New York
Avon Cosmetics Ltd.	New Zealand
Productos Avon de Nicaragua, S.A.	Nicaragua
Productos Avon, S.A.	Panama
Viva Panama S. de R.L.	Panama
Productos Avon S.A.	Peru
Avon Cosmetics, Inc.	Philippines
Avon Products Mfg., Inc.	Philippines
Beautifont Products, Inc.	Philippines
Mirabella Realty Corporation	Philippines
Avon Cosmetics Polska Spółka z.o.o.	Poland
Avon EMEA Finance Service Centre Spółka z o.o.	Poland
AVON Mobile Sp z o.o.	Poland
Avon Operations Polska Spółka Sp.z.o.o.	Poland
Avon Cosmeticos, Lda.	Portugal
Avon Cosmetics (Romania) S.R.L.	Romania
Avon Beauty Products Company (ABPC) (Russia)	Russian Federation
Avon Cosmetics SCG d.o.o. Beograd	Serbia
Avon AIO Pte. Ltd.	Singapore
Avon Cosmetics, spol. s r.o.	Slovakia
Avon d.o.o., Ljubljana	Slovenia
Avon Justine (Pty) Ltd.	South Africa
Avon Products Limited	South Korea
Avon Cosmetics S.A.	Spain
Beauty Products Holding S.L.	Spain
Beauty Products Latin America Holdings S. L.	Spain
Viva Cosmetics Holding Gmbh	Switzerland
Avon Cosmetics (Taiwan) Ltd.	Taiwan
Avon Cosmetics (Thailand) Ltd.	Thailand
Avon Kozmetik Urunleri Sanayi ve Ticaret Anonim Sirketi	Turkey
Avon Cosmetics (Ukraine)	Ukraine
Cosmeticos Avon De Uruguay S.A.	Uruguay
Avon Cosmetics de Venezuela C.A	Venezuela
Avon Cosmetics Vietnam, Ltd.	Vietnam